Fresh2 Group Limited

As of January 25, 2024

Citibank, N.A. – ADR Depositary

388 Greenwich Street

New York, New York 10013

Re: Warrant Exercise Letter Agreement (the “Letter Agreement”)

Ladies & Gentlemen,

We refer to the Deposit Agreement, dated as of February 3, 2020, by and among Fresh2 Group Limited (formerly known as “AnPac Bio-Medical Science Co., Ltd.”), a business company incorporated and existing under the laws of the British Virgin Islands (the “Company”), Citibank, N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder, as amended and supplemented from time to time (as so amended and supplemented, the “ADS Deposit Agreement”). Terms used, but not otherwise defined, herein shall have the meaning ascribed to them in the ADS Deposit Agreement.

The Company has, pursuant to a registration statement on Form F-3 (File No. 333- 256630) (as amended, the “Registration Statement”), previously filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2021 and declared effective by the SEC on June 7, 2021, and a prospectus supplement filed with the SEC on September 25, 2023 (the “Prospectus Supplement”), offered and sold (the “Offer”) (i) an aggregate of up to 17,466,560 Class A ordinary shares (the “Shares”), delivered in the form of 873,328 ADSs, (ii) Series C Warrants to purchase up to 258,065 ADSs (the “Series C Warrants”), and (iii) Series D Warrants to purchase up to 283,688 ADSs (the “Series D Warrants”, and together with the Series C Warrants, the “Warrants”) The Warrants are immediately exercisable and will expire seven (7) years from the original issuance date of such Warrants.

The purpose and intent of this Letter Agreement is to set forth the terms and conditions upon which, from time to time, (i) the Company may deposit Shares, on behalf of a holder of Warrants (such holder, a “Warrant Holder”) upon such Warrant Holder’s exercise of a Warrant (a “Warrant Exercise”), and (ii) the Depositary may issue ADSs, such ADSs in the form of freely transferable ADSs upon deposit of such Shares (the “Warrant ADSs”).

This Letter Agreement will confirm our understanding and agreement as follows:

1.  Deposit of Shares. The Company and the Depositary hereby agree that from time to time, the Shares may be delivered upon exercise of Warrants and may be deposited with the Custodian under the Deposit Agreement, in accordance with the terms hereof and thereof.

The Company hereby also confirms, as of the date of each deposit of Shares pursuant to this Letter Agreement, that (x) the Shares to be deposited with the Custodian upon exercise of the Warrants (i) have been duly authorized, and will be validly issued, fully paid and non-assessable, (ii) will rank pari passu in all respects, and will be fully fungible, with the Shares, then on deposit with the Custodian under the Deposit Agreement, (iii) will be legally issued and deposited by the Company and will not be stripped of any rights or entitlements by the Company prior to or upon deposit with the Custodian, (iv) will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) will not be “Restricted Securities” (as defined in the Deposit Agreement), and (y) all pre-emptive rights (and any similar rights) with respect to the Shares to be deposited with the Custodian upon exercise of the Warrants have been validly waived or exercised.

The Company hereby further confirms that (i) the Warrants were offered and sold in the Offer pursuant to the Registration Statement and the prospectus in the form in which it appears in the Registration Statement as supplemented by the Prospectus Supplement, (ii) the issuance of Shares and Warrant ADSs upon exercise of the Warrants is registered under the Securities Act and the Registration Statement is effective and the SEC has not issued, nor threatened to issue, any stop order in respect of the Registration Statement, (iii) it has timely satisfied all applicable conditions and undertakings set forth in the Registration Statement for the Offer, including, without limitation, those specified in the “Plan of Distribution” and “Undertakings” in the Registration Statement, and (iv) the Shares and Warrant ADSs issued upon exercise will not be “Restricted Securities” (as defined in the Deposit Agreement and hereinafter used as so defined).

2.  Issuance of ADSs upon Warrant Exercise. The Depositary hereby agrees to deliver freely transferable Warrant ADSs in accordance with the Deposit Agreement upon its receipt from the Company of (i) a duly completed and signed Warrant Exercise Issuance Instruction substantially in the form of Exhibit A hereto to issue Warrant ADSs against the deposit of Shares by the Company, (ii) confirmation of deposit from the Custodian of the applicable Shares by the Company on behalf of Warrant Holders, (iii) the opinions referred in Section 4 below, and (iv) payment of the Warrant ADS issuance fees, taxes and expenses otherwise payable under the terms of the Deposit Agreement and this Letter Agreement.

3.  Covenants. The Company hereby covenants that it will (i) deposit Shares upon exercise of the Warrants in full compliance with the terms and conditions of the Warrants, (ii) not deposit such Shares if the Warrant ADSs issued in respect of such Shares would, in the hands of the recipient of the Warrant ADSs, be “Restricted Securities”, (iii) not deposit such Shares unless the Registration Statement is effective, the SEC has not issued, nor threatened to issue, any stop order in respect of the Registration Statement for the Offer, (iv) timely satisfy all applicable conditions and undertakings set forth in the Registration Statement, including, without limitation, those specified in the “Plan of Distribution” and “Undertakings” in the Registration Statement, and (v) satisfy all prospectus delivery requirements under the Securities Act in respect of the Offer.

4.  Opinions. The Company shall at the time of execution of this Letter Agreement cause (i) its U.S. counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that, subject to customary and appropriate assumptions and qualifications (a) assuming its due authorization, execution and delivery, this Letter Agreement is valid, binding and enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (b) the issuance of Shares by the Company and the deposit of such Shares on behalf of the Warrant Holder(s) from time to time upon the terms contemplated herein have been registered with the SEC under the Securities Act pursuant to the Registration Statement, (ii) its British Virgin Islands counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that, subject to customary and appropriate assumptions and qualifications, (a) the Company has duly authorized and executed this Letter Agreement, (b) this Letter Agreement constitutes a legal, valid and binding obligation of the Company under the laws of the British Virgin Islands enforceable against the Company upon its terms, (c) all approvals required by the laws of the British Virgin Islands to permit the issuance and deposit of the Shares under the Deposit Agreement and this Letter Agreement have been obtained, (d) the terms of this Letter Agreement do not and will not contravene or conflict with any British Virgin Islands laws applicable to the Company, (e) no authorizations, consents, approvals, licenses, validations, or exemptions are required by law from any governmental authorities or agencies or other official bodies in the British Virgin Islands in connection with any issuance and deposit of the Shares in connection with a Warrant Exercise, and (f) when Shares underlying any Warrant ADSs deliverable upon a Warrant Exercise are deposited in accordance with the terms of this Letter Agreement, the directors of the Company will have been duly and validly authorized to deposit such Shares and such Shares will be duly authorized, validly issued, fully paid, non-assessable, rank pari passu in all respects, and will be fully fungible with, the Shares then issued to and on deposit with the Custodian on behalf of the Depositary and underlying ADSs then outstanding, and the issuance and delivery of Shares shall not violate any applicable public rule or regulation applicable to the Company currently in force in the British Virgin Islands, , and (iii) its People’s Republic of China counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that subject to customary and appropriate assumptions and qualifications, the issuance of the Warrant ADSs upon the deposit of Shares on behalf of the Warrant Holder(s) from time to time upon the terms contemplated herein will not violate any law, rule, regulation, order, judgment, administrative decree, or regulation of the People’s Republic of China or any other law, rule regulation, order judgment, administrative decree, or regulation to which the Company or any subsidiary is subject.

5.  Depositary Fees. Subject to any other agreements between the Company and the Depositary with respect to the manner in which the fees payable to the Depositary hereunder are paid, the Company and the Depositary agree that the Company shall reimburse the Depositary for its reasonably incurred and properly documented fees and expenses of legal counsel which shall be paid within 30 days of the Depositary’s request for reimbursement. The Company hereby agrees and acknowledges that the Depositary may charge a fee of up to US$0.05 per ADS issued to any Holder or Beneficial Owner of such ADSs, along with any other relevant fees provided for in the Deposit Agreement, as contemplated in the Deposit Agreement.

6.  Fractional Shares and ADSs. Notwithstanding anything to the contrary in the Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of ADSs upon exercise of Warrants, and neither the Depositary nor the Custodian shall accept, under any circumstances (a) any fraction of a Share, nor (b) a number of Shares which upon application of the ADS-to-Share ratio would give rise to a fraction of a Warrant ADS.

7.  F-6 Registration Statement. The parties hereto confirm that a signed copy of this Letter Agreement may be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to any existing Registration Statement on Form F-6 currently on file) that may be filed in respect of the ADSs.

8.  Miscellaneous.

(a)  The parties acknowledge and agree that the indemnification obligations contained in Section 5.8 of the Deposit Agreement shall apply to all of the terms, conditions, obligations and performances under this Letter Agreement as if they were set forth in the Deposit Agreement.

(b)  The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Letter Agreement and to effectuate the purpose and intent hereof.

(c)  This Letter Agreement shall be interpreted and all rights hereunder and the provisions hereof shall be governed by the laws of the State of New York. The parties hereby agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of, or in connection with, this Letter Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

(d)  This Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and permanent assigns.

(e)  This Letter Agreement may not be modified or amended except by a writing signed by both parties hereto.

(f)  This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

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The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

fresh2 group limited

By:	/s/ Haohan Xu
Name: Haohan Xu
Title: CEO

Accepted and Agreed as of the date first written above CITIBANK, N.A., as Depositary

By:	/s/ Hank Hui
Name: Hank Hui
Title: Authorized Signatory

EXHIBIT A

to

Warrant Exercise Letter Agreement, dated as of January 25, 2024

(the “Letter Agreement”), by and between

Fresh2 Group Limited

and

Citibank, N.A.

_____________________

WARRANT EXERCISE ISSUANCE INSTRUCTION

_____________________

[DATE]

Citibank, N.A. – ADR Depositary

388 Greenwich Street

New York, NY 10013

Attention:	Mr. Hank Hui (hank.hui@citi.com)

Mr. Frank Vivero (frank.vivero@citi.com)

Mr. Keith Galfo (keith.galfo@citi.com)

Mr. Leslie Deluca (leslie.deluca@citi.com)

Mr. Joseph Connor (joseph.connor@citi.com)

DR Broker Services (drbrokerservices@citi.com)

DR China (dr.china@citi.com)

With a copy simultaneously delivered to:

Citibank, N.A. – Hong Kong

9/F, Citi Tower, One Bay East, 83 Hoi Bun Road

Kwun Tong, Kowloon, Hong Kong

Attention: localcustody@citi.com

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, New York 10036

Attention: Dana Fritz (dbfritz@pbwt.com)

                    Jerry DeSantis (gdesantis@pbwt.com)

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of February 3, 2020 and as amended and supplemented from time to time (as so amended and supplemented, the “Deposit Agreement”), by and among Fresh2 Group Limited (formerly known as “AnPac Bio-Medical Science Co., Ltd.”), a company organized and existing under the laws of the British Virgin Islands (the “Company”), Citibank, N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder, and (ii) the Warrant Exercise Letter Agreement, dated as of January 25, 2024 (the “Warrant Exercise Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Warrant Exercise Letter Agreement.

In accordance with and subject to the terms set forth in the Warrant Exercise Letter Agreement and the Deposit Agreement and in all cases pursuant to a Warrant Exercise (as defined in the Warrant Exercise Letter Agreement), the Company hereby notifies the Depositary that it has deposited the number of Shares identified below on behalf of the specified beneficial owner thereof and hereby instructs the Depositary:

(A) Number of Shares deposited solely to underlie the issuance of ADS below:	___________ Shares.
Number of ADSs to be issued (CUSIP No.: 03635R206):	___________ ADSs. (whole number only/no fractions)

AND

(B) to deliver the ADSs to:

(CHECK ONE)

___ (i) DTC

Name of DTC Participant to which the ADSs are to be delivered:	_____________________________

DTC Participant Account No.:	_____________________________

Account No. for recipient of ADSs at DTC Participant (f/b/o information):	_____________________________

Name on whose behalf the above number of ADSs are to be issued and delivered:	_____________________________

Contact person at DTC Participant:	_____________________________

Daytime telephone number of contact person at DTC Participant:	_____________________________

OR

___ (ii) (outside of DTC) to a book entry account maintained on the records of the Depositary

Name of person to whom the ADSs are to be registered[1]:	__________________________

Street Address:	__________________________ __________________________

City, State, and Country:	__________________________

E-mail Address:	__________________________

Nationality:	__________________________

Social Security or Tax Identification Number:	__________________________

Daytime telephone number of contact person:	__________________________

  The Company hereby consents to the deposit of the above Shares with the Custodian by means of an original certified extract of the Company’s Register of Members issued by Maples Fund Services (Cayman) Limited identifying the registration of the above Shares in the name of Citi (Nominees) Limited, and the Company further confirms that in doing so the Depositary (i) shall be deemed to satisfy its duty of care under the Deposit Agreement, and (ii) may rely on the indemnity by the Company in favor of the Depositary and the Custodian contained in Section 5.8 of the Deposit Agreement.

The Company hereby agrees and acknowledges that the Depositary may charge a fee of up to US$0.05 per ADS issued to any Holder or Beneficial Owner of such ADSs, along with any other relevant fees provided for in the Deposit Agreement, as contemplated in the Deposit Agreement.

The Company hereby certifies that (a) the Registration Statement (as defined in the Warrant Exercise Letter Agreement and hereinafter used as so defined) is effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Securities and Exchange Commission, (b) it has timely satisfy, all applicable conditions and undertakings set forth in the Registration Statement for the Transaction, including, without limitation, those specified in the “Plan of Distribution” and “Undertakings” in the Registration Statement, (c) it has satisfied all prospectus delivery requirements under the Securities Act in respect of the Transaction, and (d) the exercising Warrant Holder (and beneficial owner of the Shares being deposited and the Warrant ADSs being issued) is not an Affiliate of the Company and that the Shares and Warrant ADSs identified in this Warrant Exercise Issuance Instruction are not “Restricted Securities” (as defined in the Deposit Agreement).

1 If more than one (1) Holder, please complete relevant information in Schedule I.

The Company hereby represents and warrants to the Depositary as of the date hereof that the Warrant Holder(s) is not an Affiliate of the Company and that (a) the Shares being deposited with the Custodian in connection with the exercise of the Warrants (i) have been duly authorized, validly issued, and are fully paid and non-assessable, (ii) are of the same class as, and rank pari passu in all respects, and are fully fungible, with the Shares currently on deposit with the Custodian under the Deposit Agreement, (iii) have been legally issued and deposited by the Company and have not been stripped of any rights or entitlements by the Company prior to, or upon deposit with, the Custodian, (iv) are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, including, without limitation, any claim related to liabilities arising from the imposition of any stamp duty tax, (v) there are no entries or notations on the certified extract of the Company’s Register of Members issued by Maples Fund Services (Cayman) Limited identifying the registration of the above Shares in the name of Citi (Nominees) Limited indicating any third party interests, including any security interest, and (vi) are not “Restricted Securities,” (b) there are no pre-emptive rights (and any similar rights) with respect to the Shares being deposited with the Custodian in connection with the exercise of the Warrants that have not been waived or exercised, (c) the issuance and delivery of Shares do not violate the rules and requirements of any applicable securities exchange or market upon which the Shares (and the corresponding ADSs) may be admitted, traded, listed, or quoted, and (d) no authorizations, consents, approvals, licenses, validations, or exemptions are required by law from any governmental authorities or agencies or other official bodies in the British Virgin Islands or the People’s Republic of China in connection with any issuance and deposit of the Shares.

fresh2 group limited

By:
Name:
Title:

Schedule I

Number of Shares Deposited	Number of ADSs to be Issued	Name, Address and Tax Identification No. of Beneficial Owner of ADSs to be issued to a book entry account maintained on the register of the Depositary in Direct Registration Shares or DRS format (outside of DTC)	ADS to be issued into DTC (include DTC Participant name, DTC Participant number, f/b/o information, and contact details of broker (e.g., name, telephone number, e-mail address))